EXHIBIT 10.29
SECURITY AGREEMENT SUPPLEMENT
September 26, 2006
ROYAL BANK OF CANADA,
    as the Collateral Agent for the
    Secured Parties referred to in the
    Loan Agreements referred to below
    One Liberty Plaza
    New York, New York 10006-1404
    Attn: Manager, Agency
ADAMS RESPIRATORY THERAPEUTICS, INC.
Ladies and Gentlemen:
     Reference is made to (i) the Senior Revolving Credit Agreement dated as of September 26, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among ADAMS RESPIRATORY THERAPEUTICS, INC., as Borrower, the Subsidiary Guarantors party thereto, ROYAL BANK OF CANADA (“Royal Bank”), together with its successors and assigns, as Administrative Agent, and the Lenders from time to time party thereto, and (ii) the Security Agreement dated July 11, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of Royal Bank as collateral agent (together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties under the Loan Documents. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.
     SECTION 1. Grant of Security. Each of the undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties under the Loan Documents, a security interest in, all of its right, title and interest in and to all of the Collateral of such undersigned, whether now owned or hereafter acquired by such undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of such undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.
     SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secure the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
Adams Respiratory Therapeutics, Inc.
Security Agreement Supplement

     SECTION 3. Supplements to Security Agreement Schedules. The undersigned have attached hereto supplemental Schedules I through IV to Schedules I through IV, respectively, to the Security Agreement, and the undersigned hereby certify, as of the date first above written, that such supplemental schedules have been prepared by each undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct.
     SECTION 4. Representations and Warranties. Each of the undersigned hereby makes each representation and warranty set forth in Section 4 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.
     SECTION 5. Obligations Under the Security Agreement. Each of the undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. Each of the undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.
[Signature Pages Follow.]
Adams Respiratory Therapeutics, Inc.
Security Agreement Supplement

     SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours, ADAMS RESPIRATORY PRODUCTS, INC.
By /s/ David P. Becker
Name:	David P. Becker
Title:	Executive Vice President & Chief Financial Officer

ADAMS RESPIRATORY OPERATIONS, INC.
By /s/ David P. Becker
Name:	David P. Becker
Title:	Executive Vice President & Chief Financial Officer

ADAMS RESPIRATORY OPERATIONS SUB, INC.
By /s/ David P. Becker
Name:	David P. Becker
Title:	Executive Vice President & Chief Financial Officer

Address for notices:
c/o Adams Respiratory Therapeutics, Inc.
4 Mill Ridge Lane
Chester, New Jersey 07930
Attention: David P. Becker
Telephone: (908) 879-1408
Telecopier: (908) 879-9191
Email: dbecker@adamsrt.com

Adams Respiratory Therapeutics, Inc.
Security Agreement Supplement